Exhibit 99-B.5.1

Individual Application             Aetna Life Insurance and Annuity Company
For Annuity Contract               151 Farmington Ave., Hartford, CT  06156-8022
--------------------------------------------------------------------------------
                                                    Billing Group No.
Customer Information

--------------------------------------------------------------------------------
1. Name of Annuitant (Last, First, Initial)


--------------------------------------------------------------------------------
    Street                                          Soc. Sec. No.


--------------------------------------------------------------------------------
    City                                            State              Zip Code


---------------------------------- ---------------------------------------------
2. [ ] Male  [ ] Female          3. Birthdate       4. Annuity Start Age

--------------------------------------------------------------------------------
5. Name of Contract Holder if other than above (Last, First, Initial)


--------------------------------------------------------------------------------
    Street


--------------------------------------------------------------------------------
    City                                            State              Zip Code


--------------------------------------------------------------------------------
    Occupation of Contract Holder                                  Annual Income


--------------------------------------------------------------------------------
    Tax Identification No. or Soc. Sec. No.                        Birthdate


--------------------------------------------------------------------------------
6. Name of Employer


--------------------------------------------------------------------------------
    Street                         City             State               Zip Code


--------------------------------------------------------------------------------
    Are you associated with a National Association of Securities Dealers
    Member: [ ] No   [ ] Yes If yes, please specify.

--------------------------------------------------------------------------------

Account Information

--------------------------------------------------------------------------------
7. Name of Plan (if any)


--------------------------------------------------------------------------------
8. Type of plan and section of Internal Revenue Code (if any) under which plan is to qualify:
   [ ] IRA (408 (b))  [ ] Deferred Compensation (457) [ ] Public School (403(b))
   [ ] 501 (c)(3)(403(b)) [ ] SEP (408(k))  [ ] Other _________________________


--------------------------------------------------------------------------------
9.  If single payment, payout will be:  [ ] Deferred(1)  [ ] Immediate(2)
    Single payment amount $ _________
    If applying for a Single Premium Immediate Annuity Contract, please also complete the Aetna Settlement Election Form.

--------------------------------------------------------------------------------

10  If installment plan: Payment frequency [ ] 01 [ ] 02 [ ] 04 [ ] 12
    [ ] Other _____________ (please specify)

--------------------------------------------------------------------------------

11. Installment payment amount $ _______________

    Contract effective date
12. (Installment payments only)  _______________

--------------------------------------------------------------------------------
13.  Will this contract change or replace any existing life insurance or
     annuity contract? [ ] Yes   [ ] No
     If yes, please provide carrier name, account number, and date to be cancelled:

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
14.  Special Requests __________________________________________________________

     ___________________________________________________________________________

--------------------------------------------------------------------------------
15. Investment Options (See "Supplement to Application for Annuity Contract")

--------------------------------------------------------------------------------
(1) Defer benefit payment(s) to some future date.       Home Office Use
(2) Receive benefit payment(s) immediately.             Accepted _______________

710.00.16H (11-97)

--------------------------------------------------------------------------------
16. Beneficiary(ies)
    For Deferred Compensation Plans, the Contract Holder is automatically the beneficiary

--------------------------------------------------------------------------------
Primary        Name                                                  Relation

               -----------------------------------------------------------------
               Soc. Sec. No.                                         Birthdate


--------------------------------------------------------------------------------
Contingent     Name                                                  Relation

               -----------------------------------------------------------------
               Soc. Sec. No.                                         Birthdate


--------------------------------------------------------------------------------
Unless otherwise requested:

[bullet] Payment will be made in equal shares to the primary beneficiaries who survive the Contract Holder or Annuitant. If none survives, payment will be made in equal shares to contingent beneficiaries who survive the Contract Holder or Annuitant.

[bullet] If no beneficiary survives, payment will be made to executors or administrators of the Contract Holder's or Annuitant's estate.

[bullet] If a class of beneficiaries exists (i.e., "the Contract Holder's or Annuitant's children"), payment will be made in equal shares. Each person who is a member of the class and living at the time of the Contract Holder's or Annuitant's death receives payment whether or not specifically named in the beneficiary designation.

--------------------------------------------------------------------------------
17. I understand that annuity payments and termination values (if any) provided by this contract when based on the investment experience of a separate account are variable and not guaranteed as to a fixed dollar amount. However, fixed and/or general account funds will not vary and are guaranteed as to a fixed dollar amount.

    The following individuals/organizations will receive compensation from this purchase:

    ----------------------------------      -----------------------------------

    ----------------------------------      -----------------------------------

--------------------------------------------------------------------------------

Certain state insurance regulators require the following statement: Any person who knowingly or with intent to injure, defraud, or deceive any insurance company, submits an application or files a statement of claim containing any false, incomplete, or misleading information is guilty of insurance fraud, as determined by a court of competent jurisdiction.

--------------------------------------------------------------------------------

I acknowledge receipt of prospectus number (see cover) _____________________, dated ______________, as well as current prospectuses pertaining to all variable
and other registered investment options under the contract.   [ ] Please send a
Statement of Additional Information for the current prospectus.

--------------------------------------------------------------------------------

[ ] I consent to allow the Company to hold my application and Purchase Payment, if any, if my application cannot be accepted within five business days after receipt at the Home Office.

--------------------------------------------------------------------------------
Dated at (City and State)                                    Date (mm/dd/yy)



-------------------------------------------------------------------------------
Witness                            Annuitant                 Contract Holder



--------------------------------------------------------------------------------

Corrections and amendments (Home Office Use Only). Errors and omissions may be corrected by the Company but no change in plan, age at issue, birthdate, classification, amount, extra benefits, change of allocation or allocation omitted may be made without written consent of the owner.
(N/A in W.Va.)

--------------------------------------------------------------------------------

Producer's Note:

Do you have any reason to believe any existing life insurance or annuity contracts will be modified or replaced if this contract is issued?
[ ] Yes [ ] No

--------------------------------------------------------------------------------

Signature of Producer/Agent

[AETNA LOGO]        Supplement to Application     Aetna Life Insurance and Annuity Company
                    for Annuity Contract          151 Farmington Ave., Hartford, CT  06156-8022
-----------------------------------------------------------------------------------------------
Investment Options                      Global / International Growth
                         ________ %     [107] Fidelity VIP Overseas Portfolio
Enter the percentage     ________ %     [123] Janus Aspen Worldwide Growth Portfolio
of payment(s) to be      ________ %     [104] PPI Scudder International Growth Portfolio
allocated to each
investment option.                      Aggressive Growth
                         ________ %     [042] Aetna Variable Small Company Portfolio
                         ________ %     [119] Janus Aspen Aggressive Growth Portfolio
Total must be 100%.      ________ %     [106] PPI MFS Emerging Equities Portfolio

                                        Growth
Investment options       ________ %     [041] Aetna Variable Capital Appreciation Portfolio
are grouped within       ________ %     [040] Aetna Variable Growth Portfolio
their respective         ________ %     [109] Fidelity VIP Growth Portfolio
asset classes, which     ________ %     [133] Fidelity VIP II Contrafund Portfolio
are listed in order      ________ %     [117] Janus Aspen Growth Portfolio
from aggressive to       ________ %     [105] PPI MFS Research Growth Portfolio
conservative.            ________ %     [100] PPI MFS Value Equity Portfolio
                         ________ %     [111] PPI T. Rowe Price Growth Equity Portfolio

Check with your                         Growth & Income (Stocks)
employer to              ________ %     [001] Aetna Variable Fund
determine investment     ________ %     [035] Aetna Variable Index Plus Portfolio
options available        ________ %     [108] Fidelity VIP Equity-Income Portfolio
under your
employer's plan.                        Growth & Income (Stocks & Bonds)
                         ________ %     [008] Aetna Investment Advisers Fund
                         ________ %     [101] Calvert Responsibly Invested Balanced Portfolio
Changes to               ________ %     [124] Janus Aspen Balanced Portfolio
investment
selections must be                      Asset Allocation
initialed by the         ________ %     [031] Aetna Ascent Variable Portfolio
Applicant.               ________ %     [032] Aetna Crossroads Variable Portfolio
                         ________ %     [033] Aetna Legacy Variable Portfolio

                                        Income
                         ________ %     [004] Aetna Income Shares
                         ________ %     [118] Janus Aspen Flexible Income Portfolio

                                        Stability of Principal
                         ________ %     [002] Aetna Fixed Account
                         ________ %     [003] Aetna Variable Encore Fund

                         ________ %     [   ] Other __________________________________________
                            100%        TOTAL


710.00.16H (11-97)